UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015 (September 23, 2015)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                                     Entry into a Material Definitive Agreement.

On July 1, 2015, Arch Coal, Inc. (“Arch”) entered into an agreement (the “Support Agreement”) with holders of approximately 56.9% in aggregate principal amount of the 2020 Notes.  The Support Agreement was previously scheduled to terminate if the 2020 Exchange Offer was terminated, or not consummated, within 60 calendar days after the date of the Support Agreement, unless extended by the parties.  On August 28, 2015, the parties to the Support Agreement agreed to an extension of such agreement until September 23, 2015.  On September 23, 2015, the parties to the Support Agreement agreed to an extension of such agreement until October 26, 2015, and to amend the Support Agreement to provide that Arch may terminate the Support Agreement upon a determination by its board of directors that it would be inconsistent with its fiduciary duties to consummate the 2020 Exchange Offer as a result of the position of the directing lenders under Arch’s Amended and Restated Credit Agreement dated as of June 14, 2011, the pending litigation, current market conditions or any other factor that the board of directors, in the exercise of its good faith business judgment, deems appropriate, and that Arch shall have no liability under the Support Agreement or otherwise for such a termination.  All other terms and conditions of the Support Agreement remain unchanged and in full force and effect.

Arch has no material relationship with any of the holders party to the Support Agreement.

Item 8.01                                                                     Other Events.

Arch today announced the extension of its (i) pending private offer to exchange (the “2020 Exchange Offer”) new 6.25% Trust Certificates due 2021 (the “Trust Certificates”) and a cash payment for any and all of its outstanding 7.25% Senior Notes due 2020 (the “2020 Notes”) and (ii) pending concurrent private offer to exchange (the “Concurrent Exchange Offer” and, together with the 2020 Exchange Offer, the “Exchange Offers”) Trust Certificates, 8.00% Senior Secured Notes due 2022 (the “New 2022 Secured Notes”) and 12.00% Senior Secured Second Lien Notes due 2023 (the “New 2023 Secured Notes”) for its outstanding 7.000% Senior Notes due 2019 (“Old 7.000% 2019 Notes”), 9.875% Senior Notes due 2019 (“Old 9.875% 2019 Notes”) and 7.250% Senior Notes due 2021 (“Old 7.250% 2021 Notes” and, together with the Old 7.000% 2019 Notes and the Old 9.875% 2019 Notes, the “Old Notes”).

The 2020 Exchange Offer, previously set to expire at 12:00 midnight, New York City time, on September 23, 2015, has been extended and is now set to expire at 12:00 midnight, New York City time, on October 26, 2015.  The Concurrent Exchange Offer, previously set to expire at 12:00 midnight, New York City time, on September 23, 2015, has been extended and is now set to expire at 12:00 midnight, New York City time, on October 26, 2015.  Additionally, the Early Tender Time for the Concurrent Exchange Offer, previously set to expire at 12:00 midnight, New York City time, on September 23, 2015, has been extended and is now set to expire at 12:00 midnight, New York City time, on October 26, 2015.  The Withdrawal Deadline for the Exchange Offers has passed, so 2020 Notes tendered in the 2020 Exchange Offer and Old Notes tendered in the Concurrent Exchange Offer may no longer be withdrawn.

As previously disclosed, Arch has made alternative arrangements on similar economic terms for holders of the 2020 Notes not eligible to participate in the 2020 Exchange Offer (the “Ineligible Holders Offer”).  The Ineligible Holders Offer, previously set to expire at 12:00 midnight, New York City time, on September 23, 2015, has also been extended and is now set to expire at 12:00 midnight, New York City time, on October 26, 2015.

As previously announced, on July 28, 2015, certain unidentified term loan lenders under Arch’s Amended and Restated Credit Agreement dated as of June 14, 2011 purporting to hold more than 50% of the term loans under the Credit Agreement (the “Directing Lenders”) delivered a letter to the term loan administrative agent directing it to refrain from executing any documentation relating to the Exchange Offers.  Following receipt of the direction letter, the term loan administrative agent tendered its resignation.  Although the Directing Lenders have appointed Wilmington Trust as successor administrative agent, we have received no assurances that Wilmington Trust will execute the documents required for the Exchange Offers, absent direction from a majority of the term loan lenders.

Additionally, on September 16, 2015, GSO Special Situations Master Fund LP, which represents that it holds certain of Arch’s unsecured notes and term loans, filed a complaint in the Commercial Division of the Supreme Court of the State of New York against the unnamed Directing Lenders and against Wilmington Trust, as administrative agent. Arch has not been made a party to the lawsuit.  The complaint seeks a declaratory judgment that the Exchange Offers are permissible under the Credit Agreement and do not require the consent of the Directing Lenders.  It also seeks preliminary and permanent injunctions barring the Directing Lenders from instructing the administrative agent not to execute the documents required to close the Exchange Offers (the proposed injunctive relief does not direct the administrative agent to execute any such documents).  A hearing has been scheduled for September 25, 2015.  We cannot predict the timing or outcome of this litigation, which may significantly impact our ability to consummate the Exchange Offers.

On September 17, 2015, representatives of the holders of 2020 Notes party to the Support Agreement requested that, in light of the hearing scheduled for September 25, 2015, we extend the Exchange Offers.  We are extending the Exchange Offers in part to ensure that they remain outstanding through the date of this hearing.  However, there remain significant uncertainties with respect to the pending litigation and the willingness of Wilmington Trust to execute the documentation required to consummate the Exchange Offers absent any significant modification thereof satisfactory to the Directing Lenders.  As a result of the position of the Directing Lenders, the pending litigation, current market conditions and various other factors, we have made no determination and cannot provide any assurances as to when, or whether, the Exchange Offers will be consummated, including as they may be amended by or after negotiations among various parties.

The Exchange Offers are being made, and the Trust Certificates, the New 2022 Secured Notes and the New 2023 Secured Notes are being offered and issued, solely to holders of 2020 Notes or Old Notes, as applicable, who are both “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in private placements in reliance upon an exemption from the registration requirements of the Securities Act.  The Trust Certificates, the New 2022 Secured Notes and the New 2023 Secured Notes have not and will not be registered under the Securities Act and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom.  Additionally, Arch Pass Through Trust (issuer of the Trust Certificates) has not been and will not be registered as an investment company under the Investment Company Act, in reliance on the exemption set forth in Section 3(c)(7) thereof.

A copy of the press release described above is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)
Exhibits

The following exhibits are attached hereto and filed herewith

Exhibit No.	Description
99.1	Press release dated September 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch Coal, Inc.
Date: September 24, 2015

	By:	/s/ Robert G. Jones
		Name:	Robert G. Jones
		Title:	Senior Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated September 24, 2015.